EXHIBIT 3.96

ARTICLES OF INCORPORATION

OF

UNITED REORGANIZATION CORPORATION

The undersigned hereby acts to form a stock corporation pursuant to the provisions of the Virginia Stock Corporation Act, and to that end sets forth the following:

1. The name of the corporation is:

United Reorganization Corporation.

2. The purposes for which the corporation is organized are as follows:

To carry on any business whatsoever that this corporation may deem proper and convenient pursuant to the laws of the Commonwealth of Virginia, and to have and to exercise all powers conferred by the laws of the state of Virginia on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do either alone or in connection with other persons, firms, associations, or corporations and in any part of the world.

3. The aggregate number of shares which the corporation shall have authority to issue are as follows:

Class	Number of Shares	Par Value
Common	5,000	$1.00

Each share of issued and outstanding stock shall have one (1) vote.

4. The address of the initial registered office of the corporation is c/o United Coal Company, Glenway Avenue, P. O. Box 1280, Bristol, Virginia 24203. The name of the city in which the initial registered office is located is Bristol. The name of the corporation’s initial registered agent is J. Thomas Fowlkes, who is a resident of Virginia and a member of the Virginia State Bar and whose address is the same as the address of the initial registered office of the corporation.

5. The number of directors constituting the initial board of directors is four (4), and the names and addresses of the persons who are to serve as the initial directors are:

Name	Address
James W. McGlothlin	Bristol, Tennessee
Woodrow W. McGlothlin	Grundy, Virginia
N. D. Street	Grundy, Virginia
H. A. Street	Grundy, Virginia

6. The duration of the corporation is perpetual.

DATED this 17th day of November, 1986.

/s/ Anita W. Gilliam

Anita W. Gilliam

Incorporator

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

UNITED REORGANIZATION CORPORATION

FIRST: The name of the corporation is United Reorganization Corporation.

SECOND: Paragraph (1) of the Articles of Incorporation shall be deleted in its entirety and a new paragraph (1) shall be substituted as follows:

“(1) The name of the corporation is United Coal Company.”

THIRD: The amendment shall be effective as of January 1, 1987.

FOURTH: The amendment was adopted by written consent of the sole shareholder without a meeting pursuant to Section 13.1-657 of the Virginia Stock Corporation Act on December 15, 1986.

IN WITNESS WHEREOF, said United Reorganization Corporation has caused these Articles of Amendment to be executed on this 16th day of December, 1986.

UNITED REORGANIZATION CORPORATION

By: /s/ James W. McGlothlin

      James W. McGlothlin

      President

ARTICLES OF MERGER

MERGING

VALLEY COAL CORPORATION

(a Virginia Corporation)

INTO

UNITED COAL COMPANY

(a Virginia Corporation)

Pursuant to the provision of Section 13.1-720 of the Code of Virginia providing for the articles of merger or share exchange, the undersigned corporations hereby adopt the following Articles of Merger:

1. The Plan of Merger (the “Plan”) is attached hereto as Exhibit A.

2. Pursuant to Section 13.1-719 of the Code of Virginia, Shareholder approval is not required when merging a subsidiary into a parent corporation. United Coal Company is the sole shareholder of Valley Coal Corporation. The Board of Directors of United Coal Company, the sole shareholder of Valley Coal Corporation, approved the Plan by written consent on February 9, 1998.

Dated: February 9, 1998

        UNITED COAL COMPANY

By: /s/ Andrew Ashurst

      President

By: /s/ Roger L. Nicholson

      Secretary

        VALLEY COAL CORPORATION

By: /s/ Andrew Ashurst

      President

By: /s/ Roger L. Nicholson

      Secretary

PLAN OF MERGING

MERGING

VALLEY COAL CORPORATION

(a Virginia Corporation)

INTO

UNITED COAL COMPANY

(a Virginia Corporation)

FIRST: In accordance with the laws of the Commonwealth of Virginia, VALLEY COAL CORPORATION (“Valley”), a Virginia corporation, will merge into UNITED COAL COMPANY (the “Surviving Corporation”), a Virginia corporation, which will be the surviving corporation after Articles of Merger have been filed with the Secretary of State of Virginia and a certificate of merger has been issued by the Virginia State Corporation Commission, effective as of February 11, 1998 (the “Effective Date”). The merger shall have the effect set forth in Section 13.1-721 of the Code of Virginia.

SECOND: Valley is a wholly-owned subsidiary of the Surviving Corporation.

THIRD: On the Effective Date, the 1,000 shares of capital stock, $1.00 par value, of Valley held by the Surviving Corporation, which constitutes 100% of the outstanding shares of capital stock of Valley, shall, by virtue of the merger and without any action on the part of Valley or the Surviving Corporation, cease to be outstanding and shall be cancelled. The merger was adopted by the sole shareholder of the surviving corporation.

FOURTH: Upon completion of the merger, the Surviving Corporation shall change its name to Valley Coal Corporation, without any further action by either of the parties.

FIFTH: The Articles of Incorporation and By-Laws of the Surviving Corporation, as in effect immediately prior to the Effective Date, except as amended hereby, shall continue to be the Articles of Incorporation and By-Laws of the Surviving Corporation until they shall thereafter be duly altered, amended or repealed.

Dated: February 9, 1998

        UNITED COAL COMPANY

By: /s/ Andrew Ashurst

      President

By: /s/ Roger L. Nicholson

      Secretary

        VALLEY COAL CORPORATION

By: /s/ Andrew Ashurst

      President

By: /s/ Roger L. Nicholson

      Secretary